EXHIBIT 99.1

Access Pharmaceuticals Announces Exclusive Global Plasma Therapeutics License, New Management And New Corporate Name

Name Changed to PlasmaTech Biopharmaceuticals, Inc.

Proprietary, Disruptive Technology for the Bioidentical Therapeutics Business

DALLAS and NEW YORK, Sept. 22, 2014 /PRNewswire/ -- ACCESS PHARMACEUTICALS, INC. (OTCBB: ACCP), has signed an exclusive, global license agreement with Plasma Technologies LLC ("PlasmaTech") for the development and commercialization of its proprietary plasma fractionation process. Concurrently, the Company announced a new corporate management team and its intention to strategically refocus and rebrand the company as PlasmaTech Biopharmaceuticals, Inc.™, and its plans to pursue a national listing for its common shares.

Under the terms of the licensing agreement, the Company will pay a license fee of $5 million in a combination of cash and common stock subject to the achievement of certain events, including, a regulatory approval milestone payment in common shares upon the first FDA regulatory approval of a drug derived from the PlasmaTech fractionation process, and a tiered royalty on annual net sales of plasma fractions produced with the proprietary fractionation process. Upon execution of the agreement, to support the Company's new strategic positioning, its Board of Directors appointed Mr. Scott Schorer as Chief Executive Officer and Mr. Harrison Wehner as President and Chief Financial Officer of PlasmaTech BioPharmaceuticals, Inc.

"Following the recent completion of the European license agreement for MuGard with Norgine, and receiving FDA Marketing Clearance for ProctiGard, we are pleased to announce the next phase in our corporate development: an important global license agreement and the addition of key senior management to the company," stated Steven Rouhandeh, Chairman of Access Pharmaceuticals, Inc. He continued, "The PlasmaTech novel fractionation process can fundamentally change the economic model for the plasma protein therapeutics market, and provides the opportunity for our company to participate in the high-growth area of plasma biologicals. We are rebranding the Company to better align its image with future product opportunities. We thank Jeffrey Davis for his service and look forward to his continued advice and guidance as a director."

The global market for drugs derived from human blood plasma fractionation is currently greater than US$15 billion, and is growing at a rate close to 10% annually. Despite this significant market opportunity, little innovation in fractionation technology has occurred in decades. PlasmaTech has developed and patented a new extraction process for plasma biologics that may fundamentally change the economics of blood plasma fractionation, and makes possible the extraction of several additional therapeutically useful plasma proteins. The Company believes that PlasmaTech's proprietary fractionation process is expected to significantly enhance yields of key value blood proteins, including alpha-1 antitrypsin, expanding market opportunities while greatly enhancing margins. The Company obtained rights to utilize and sub-license to other pharmaceuticals firms, the recently patented improved methods for the extraction of therapeutic biologics from human plasma. The Company believes that PlasmaTech's lead product opportunity, alpha-1 antitrypsin (ATT), will offer a low-risk, high revenue, short time-to-market respiratory product (AAT) for treatment of inherited COPD (pulmonary emphysema), among other indications. Additionally, the ability to extract several additional therapeutically useful and important proteins, due to the process being less destructive than historical fractionation processes, may enable the Company to seek new therapeutic applications and address high-value-added orphan indications.

"I am pleased to be joining PlasmaTech Biopharmaceuticals at this exciting time in its development," stated Scott Schorer, Chief Executive Officer. "The innovative and disruptive fractionation technology can translate into significant value for shareholders, both directly and through multiple partnering and sub-licensing opportunities. I look forward to working with all of the Company's stakeholders in maximizing this significant opportunity."

"The base technology of the plasma fractionation business has evolved very little since the original Cohn cold ethanol process, developed in the 1940's," stated Harrison Wehner, President and Chief Financial Officer. "The ability to greatly enhance yields of specific proteins using our technology will enable expanded supplies to meet the growing needs of these types of drugs globally. We look forward to working with global plasma fractionators, contract manufacturers and eventually pharmaceuticals companies to implement this proprietary process, produce proteins and drive value for the Company's shareholders."

Mr. Scott Schorer has been appointed Chief Executive Officer of PlasmaTech Biopharmaceuticals. He has served over 18 years in a variety of senior management and board positions, including as CEO and President, and has experience in all aspects of operations including research and development, intellectual property, manufacturing, sales and marketing. Additionally, Mr. Schorer has extensive experience as advisor to operating companies, venture capital firms and private equity firms. Previously, he was President, Americas, of Systagenix Wound Management, was President & CEO of Innovative Spinal Technologies, and was Co-Founder, President & CEO of CentriMed. Mr. Schorer served with distinction in the US Army, 82nd Airborne, and holds a B.E and B.A. from Dartmouth College and Thayer School of Engineering.

Mr. Harrison Wehner has been appointed President and Chief Financial Officer. Mr. Wehner has over 20 years experience in investment banking advising on equity and debt finance and mergers and acquisitions advisory assignments. Previously, Mr. Wehner held various senior banking roles at Canaccord Genuity, CitiGroup, and UBS where he worked on a variety of banking transactions in the healthcare sector, including advisory and transactional experience in the blood fractionation business. Mr. Wehner holds a BA from The College of William and Mary, and an MBA from the Ross School of Business at the University of Michigan.

The Company is planning to schedule an investor conference call shortly to update investors on the recent developments.

About Plasma Technologies LLC
Plasma biologics primarily address indications arising from genetic deficiencies, but in recent years, numerous other indications have been identified. This has created an underserved worldwide market exceeding $15 billion, growing at close to 10% annually. PlasmaTech's recently patented sodium citrate precipitation process, with patent protection beyond 2030, provides a more efficient, less denaturing approach. For more information, visit: www.plasmatechnologies.us.

About Access
Access Pharmaceuticals, Inc. is an emerging biopharmaceutical company that develops and commercializes proprietary products for the treatment and supportive care of cancer patients. Access developed MuGard™ and ProctiGard™ and is developing multiple follow-on products. Access also has other advanced drug delivery technologies including CobaCyte™-mediated targeted delivery and CobOral drug delivery, its proprietary nanopolymer delivery technology based on the natural vitamin B12 uptake mechanism. For additional information on Access Pharmaceuticals, please visit our website at www.accesspharma.com.

This press release contains certain statements that are forward-looking within the meaning of Section 27a of the Securities Act of 1933, as amended, and that involve risks and uncertainties. These statements include those relating to: clinical trial plans and timelines and clinical results for the plasma fractionation technology, MuGard and ProctiGard; the Company's plans to pursue a national listing for its shares in an up-listing transaction; the Company's intention to strategically refocus, and rebrand, the company as PlasmaTech Biopharmaceuticals, Inc.; that Plasma Technologies novel fractionation process can fundamentally change the economic model for the blood plasma protein market, and provides the opportunity for our company to participate in the high-growth area of plasma biological; that the global market for drugs derived from human blood plasma fractionation is currently greater than US$15 billion, and is growing at a rate close to 10% annually; that Plasma Technologies has developed and patented a new extraction process for plasma biologics that may fundamentally change the economics of blood plasma fractionation and make possible the extraction of several additional therapeutically useful plasma proteins; our belief that Plasma Technologies' proprietary fractionation process is expected to significantly enhance yields of key value blood proteins, including alpha-1 antitrypsin, expanding market opportunities, while greatly enhancing margins; the Company's belief that Plasma Technologies' lead product opportunity, alpha-1 antitrypsin (ATT), offers a low-risk, high revenue, short time-to-market respiratory product (AAT) for treatment of inherited COPD (pulmonary emphysema); our belief that this technology has the ability to greatly enhance yields of specific proteins using our technology would enable expanded supplies to meet the growing needs of these types of drugs globally; our ability to achieve clinical and commercial success and our ability to successfully develop marketed products. These statements are subject to numerous risks, including but not limited to Access' need to obtain additional financing in order to continue the clinical trial and operations and to the risks detailed in Access' Annual Reports on Form 10-K and other reports filed by Access with the Securities and Exchange Commission.

Company and Media Contact:
Christine Berni
Director of Investor Relations
Access Pharmaceuticals, Inc.
(212) 786-6208

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Access Pharmaceuticals, Inc.
1325 Avenue of the Americas, 27th Floor, New York, NY, 10019, United States
http://www.accesspharma.com